UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0458888
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

405 Eagleview Blvd., Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

Fibrocell Science, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share (the “Common Stock”) contained under the caption “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 (file no. 333-190649), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2013 (the “Registration Statement”) and declared effective by the Commission on August 28, 2013.  Any form of prospectus to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2.  Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fibrocell Science, Inc.

	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer

Date: August 28, 2014